Exhibit 99.1
[Letterhead of Sybase, Inc.]
October 15, 2007
Thomas E. Sandell
Chief Executive Officer
Sandell Asset Management
10 West 57th Street, New York, NY 10019
Dear Mr. Sandell —
We have received your letter dated October 12, 2007, and we appreciate your thoughts in connection with Sybase.
Our Board of Directors regularly reviews the subjects in your letter, including use of cash, configuration of the business, and other strategic opportunities to drive shareholder value.
Sybase welcomes the views of its shareholders, and the Board will consider your letter in that regard.
Sincerely,
/s/ John S. Chen
John S. Chen
Chairman, CEO & President